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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

Eldorado Bancorp, Inc.

    We consent to the incorporation by reference of our report dated February 5, 1997, relating to the consolidated balance sheets of Eldorado Bancorp and subsidiary (the "Company") as of December 31, 1996 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and to the reference to our firm under the heading "Experts," which report appears in the Form S-4 of Eldorado Bancshares, Inc.

    Our report on the consolidated financial statements of the Company, dated February 5, 1997, contains an explanatory paragraph that states that the Company changed its method of accounting for investments in debt and equity securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES," in 1994 and No. 114, "ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN," as amended by No. 118, "ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN -- INCOME RECOGNITION AND DISCLOSURES," in 1995.

/s/ KPMG PEAT MARWICK LLP
Orange County, California
November 10, 1998